UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2017

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 N. McDowell Boulevard, Petaluma, California		94954
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (707) 766-3000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On March 30, 2017, Mr. Thomas Pardun, a member of the Board of Directors (the “Board”) of Calix, Inc. (the “Company”) notified the Company of his decision to retire from the Board effective as of the end of his current term, which continues until the Company’s 2017 annual meeting of stockholders (the “Annual Meeting”).
Mr. Pardun’s retirement is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. In connection with Mr. Pardun’s retirement, the Board has decreased the size of the Board to eight (8) directors, effective immediately following the conclusion of the Annual Meeting.
Item 7.01 Regulation FD Disclosure.
A copy of the Company’s press release, dated April 4, 2017, announcing Mr. Pardun’s retirement is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 4, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2017	CALIX, INC.

	By:	/s/ William J. Atkins
William J. Atkins
EVP & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated April 4, 2017

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